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                                                                   Exhibit 10(i)

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT


     THIS AMENDED AGREEMENT is made this 24th day of June, 1993, between THE UNITED STATES SHOE CORPORATION, an Ohio corporation with principal offices at One Eastwood Drive, Cincinnati, Ohio 45227 (hereinafter called the "Company") and MARTIN SHERMAN, whose address is 10625 Adventure Lane, Cincinnati, Ohio 45224 (hereinafter called "Employee").

     WHEREAS, the Company and Employee entered into an Employment Agreement dated June 21, 1989, which was amended on October 10, 1990 and April 6, 1992 (the "Agreement").

     WHEREAS, the Company and Employee wish to further amend the Agreement, effective as of June 24, 1993;

     NOW, THEREFORE, the Agreement is hereby amended by the deletion of paragraphs 1(a), 1(b), 2(a), 2(b), 3, 8, 9 and Appendices A and B and the insertion of new paragraphs 1(a), 1(b), 2, 8, 9 and Appendix A, as follows:

     1.(a) During the term of this Agreement, the Company agrees to employ Employee and Employee agrees to serve the Company, including its subsidiaries, in a senior executive capacity with such title and duties consistent with such senior executive status as may be fixed by the Company from time to time, but presently as Chairman of the Retail Development and Services Division (the "Division"). In that position, Employee will serve as Chief Executive Officer of the Division and will report to the Company's Chief Executive Officer. He will remain a salaried employee of the Corporation until June 30, 1996, when his employment and this Agreement

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will be terminated.  Employee also will be available for and, if requested, will perform consulting and advisory services as directed by the Company's Chief Executive Officer.

     1.(b) Employee agrees to devote to the Company's business and affairs his time and attention as set forth in paragraph 2 below; to give and devote his best and loyal efforts and skills to the Company; and, in all other respects, to do his utmost to enhance the Company's welfare. During the term of this Agreement, Employee may engage or participate in other businesses, ventures or projects; provided, however, that such activities do not interfere with Employee's performance of his duties under this Agreement and, provided further that Employee may not engage or participate in business activities which compete in any respect with the Company's businesses set forth in Appendix A or other businesses in which the Company may engage during the term of this Agreement, but Employee may continue his participation in any business activity which predates the Company's initial participation in a similar business. Employee also may devote time and efforts to charitable, social and civic matters to the extent that such activities do not interfere with Employee's performance of his duties under this Agreement. If Employee engages in other businesses, ventures or projects, or charitable, social and civic matters, Employee will promptly provide written notification to the Chief Executive Officer of the Company, describing the activity and his anticipated time requirement for such activity.

     2. The Company agrees to pay Employee an annual salary of $307,000, payable in equal bi-weekly installments, until June 30, 1996. In consideration of such salary payments, Employee will work an average of not less than 30 hours per week from July 1, 1993 until June 30, 1996. If the Company requests Employee to perform services in excess of such average hours, the Company will compensate Employee for the additional hours on the same basis. In addition, Employee shall be entitled to participate, on a pro rata basis and to the extent

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consistent with his senior executive position in the incentive bonus plan, in any deferred compensation program, retirement plan, vacation program, group insurance and other so-called fringe benefit programs from time to time in force for the benefit of Company employees generally and/or for any group of employees of which Employee is a member, provided that he meets the eligibility requirements of any such program or plan. While a member of the Management Committee, Employee also will be eligible to participate on a pro rata basis in the key executive long-term incentive compensation program.

     8. Employee and the Company have entered into a Severance Compensation Agreement dated as of June 1, 1987 (the "Severance Compensation Agreement") which provides that Employee shall have the right to terminate his employment for Good Reason as provided in such Severance Compensation Agreement. In the event that Employee shall exercise his right to terminate his employment for Good Reason under the Severance Compensation Agreement, this Agreement also shall terminate, but such termination shall not relieve the Company from liability to Employee resulting from any breach of the terms of this Agreement by the Company.

     9. For a period ending on the later of (i) one year after Employee ceases to be employed by the Company (other than termination by Employee for Good Reason pursuant to the Severance Compensation Agreement) or (ii) June 30, 1997, Employee agrees that without the prior written consent of the Company, he will not, directly or indirectly, as sole proprietor, partner, employee, officer, director, shareholder, trustee, advisor, consultant or independent contractor, or in any other manner or capacity whatsoever, engage in or provide services to any business which offers and sells products competing directly with the primary products offered by any of the primary businesses of the Company, or with any of the primary businesses of any of its subsidiaries, which subsidiaries are in existence at the date of execution of this Agreement


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or are acquired by the Company while Employee is employed hereunder; provided that Employee shall not be precluded from engaging in or providing services to any business in any geographical area where the Company or any of its subsidiaries (i) is not doing business on the date Employee ceases to be employed by the Company, or (ii) cannot document that it has a plan to commence doing business within the next twelve months after the date Employee ceases to be employed by the Company. As used in the preceding sentence, the term "primary businesses" shall mean (i) the specific businesses which the Company (or any of its subsidiaries) owns or operates and (ii) the term "primary products" shall mean the specified categories of women's apparel carried by the retail stores comprising the Women's Apparel Retailing Group, the ophthalmic goods, non-prescription sunglasses and prescription contact lens carried by the retail outlets comprising the Optical Retailing Group and also shall mean men's and women's footwear, with all such primary businesses and primary products identified in Appendix A, which is to be amended by appropriate and timely additions or deletions from time to time in writing by the Company to Employee. Employee agrees that the remedy at law for any breach of the foregoing will be inadequate, and that the Company will be entitled to injunctive relief (as well as any other form of remedy available to the Company) for any such breach.

     Except as amended above, the terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to Employment Agreement as of the date first above mentioned.
                                             THE UNITED STATES SHOE CORPORATION
ATTEST:

/s/ James J. Crowe                           /s/ Bannus B. Hudson
- - - - - - -------------------------------------        ----------------------------------
James J. Crowe, Secretary                    Bannus B. Hudson, President and
                                             Chief Executive Officer

                                             /s/ Martin Sherman
                                             ----------------------------------
                                             Martin Sherman


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                                                            June 24, 1993

                                   APPENDIX A


1.   Women's Apparel Retailing Group

     This group consists of women's apparel specialty stores which operate under the names CASUAL CORNER, UPS 'N DOWNS, CAREN CHARLES, PETITE SOPHISTICATE, AUGUST MAX WOMAN, CAPEZIO and CAREER IMAGE COMPANY STORE. The primary products sold by the stores listed above are as follows:

     a) CASUAL CORNER sells women's and misses' suits, dresses, separates and sportswear.

     b) UPS N' DOWNS/CAPEZIO sells pants, jeans, blouses, sweaters and sportswear for young women.

     c) CAREN CHARLES/PAPPAGALLO sells women's and misses dresses, separates, sportswear, shoes and accessories.

     d) PETITE SOPHISTICATE sells dresses, suits, coats and sportswear for petite women.

     e) AUGUST MAX WOMAN sells dresses, suits and sportswear for women wearing larger sizes.

     f) CAREER IMAGE COMPANY STORE sells misses' sportswear and career clothing.

2.   Optical Retailing Group

     LensCrafters operates LENSCRAFTERS optical superstores and SIGHT & SAVE stores and leased departments which provide complete ophthalmic goods and services. Where permitted by law, LENSCRAFTERS and SIGHT & SAVE stores and leased departments also offer optometric services.

3.   Footwear Group

     The Company manufactures, imports and sells at wholesale complete lines of women's footwear and a line of men's footwear (which do not currently include non-leather, action footwear) and men's and women's western boots. The Company also sells men's and women's footwear in retail outlets which contain the names EASY SPIRIT, BANISTER, JOYCE-SELBY SHOES, PAPPAGALLO, RED CROSS FACTORY STORE, CAPEZIO FACTORY DIRECT and NATURAL FOOTGEAR. The Cincinnati Shoe Division operates leased shoe departments.


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